EXHIBIT 16.1
January 26, 2009
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Bioheart, Inc.
File No. 001-33718
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of Bioheart, Inc. dated January 13, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP